Council Bluffs, Iowa ----- On August 12, 2015 Southwest Iowa Renewable Energy, LLC (“ SIRE ” or the "Company") announced its unaudited financial results for the three and nine months ended June 30, 2015.

Results for the Third Quarter of Fiscal 2015

		Nine Months Ended June 30, 2015	Nine Months Ended June 30, 2014	Three Months Ended June 30, 2015	Three Months Ended June 30, 2014
•	Net Income -	$13,009,000	$35,569,000	$6,091,000	$5,560,000
•	Gross Margin -	$23,468,000	$55,447,000	$7,749,000	$19,112,000
•	Modified EBITDA -	$27,085,000	$63,113,000	$9,388,000	$23,972,000

SIRE reported net income for the nine months ended June 30, 2015 of $13.0 million or $976.14 per basic unit compared to $35.6 million or $2,701.99 per basic unit for the nine months ended June 30, 2014, and SIRE reported net income of $6.1 million or $457.04 per basic unit for the three months ended June 30, 2015, compared to a net income of $5.6 million or $421.05 per basic unit for the three months ended June 30, 2014.

SIRE revenue from operations was $186.2 million in the nine months ended June 30, 2015 compared to $251.3 million in the nine months ended June 30, 2014 and $58.2 million in the three months ended June 30, 2015 compared to $88.2 million in the three months ended June 30, 2014.

Modified EBITDA, which is defined as earnings before interest, income taxes, depreciation, amortization, unrealized hedging gains and losses, and other significant noncash expenses was $27.1 million for the nine months ended June 30, 2015, compared to $63.1 million for the nine months ended June 30, 2014 and $9.4 million for the three months ended June 30, 2015, compared to $24.0 million for the three months ended June 30, 2014.

SIRE had $3.0 million in cash and cash equivalents and $20.5 million available under revolving loan agreements, for a total cash and available borrowings of $23.5 million at June 30, 2015. The cash flow from operations was $21.5 million compared to $52.4 million for the nine months ended June 30, 2015 and 2014, respectively.

Brian Cahill, SIRE's President and CEO stated, “During this third quarter of Fiscal 2015, margins improved significantly over the second quarter, but were still well short of last year's margins. Demand for ethanol continues to be strong with the lower prices, both in the U.S. and abroad. The industry has continued to adjust and we expect we will have another good year."
During the third quarter of Fiscal 2015, SIRE produced 31.5 million gallons of ethanol, Cahill commented - "We continue to focus on running the plant efficiently, with a balance of optimizing the yield and profit." SIRE recorded a $4.7 million non-cash charge in the first quarter and a $0.6 million fair value adjustment in the second quarter in conjunction with the final payment of subordinated debt, and the related put option issued to ICM, Inc. in December, 2014. The estimated value of the put option remained unchanged in the third quarter.
2015 Third Quarter Highlights

•	SIRE completed repairing the steamline and again has the ability to utilize either natural gas or steam

•	SIRE completed construction of two additional grain bins, adding capacity of 1 million bushels

•	SIRE commenced the tests utilizing the Enogen corn in its ethanol production

•	SIRE accelerated the annual shutdown to March due to lower crush margins in the second quarter

About Southwest Iowa Renewable Energy, LLC:

SIRE is located on 275 acres in Council Bluffs, Iowa, operating a 125 million gallon per year ethanol plant. SIRE began producing ethanol in February, 2009 and sells its ethanol, distillers grains, corn syrup, and corn oil in the continental United States, Mexico and the Pacific Rim.

This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (the “1995 Act”).  Such statements are made in good faith by SIRE and are identified as including terms such as “may,” “will,” “should,” “expects,” “anticipates,” “estimates,” “plans,” or similar language.  In connection with these safe-harbor provisions, SIRE has identified in its Annual Report on Form 10-K , important factors that could cause actual results to differ materially from those contained in any forward-looking statement made by or on behalf of SIRE, including, without limitation, the risk and nature of SIRE's business, and the effects of general economic conditions on SIRE. The forward-looking statements contained in this Press Release are included in the safe harbor protection provided by Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. SIRE further cautions that such factors are not exhaustive or exclusive. SIRE does not undertake to update any forward-looking statement which may be made from time to time by or on behalf of SIRE.

Financial Results

SOUTHWEST IOWA RENEWABLE ENERGY, LLC Summary Statements of Operations Unaudited (Dollars in thousands)
	For the three months ended June 30,		For the nine months ended June 30,
	2015	2014	2015	2014
Revenues	$58,235	$88,158	$186,243	$251,315
Cost of Goods Sold	50,486	69,046	162,775	195,868
Gross Margin	7,749	19,112	23,468	55,447

General and administrative expenses	1,256	1,344	3,771	3,701
Interest and other income, net	402	2,080	1,388	6,049
Change in fair value of put option liability	—	—	600	—
Loss from debt extinguishment	—	10,128	4,700	10,128
Net Income	$6,091	$5,560	$13,009	$35,569

Weighted Average Units Outstanding, Basic	13,327	13,205	13,327	13,164
Weighted Average Units Outstanding, Diluted	14,039	25,234	16,522	25,424
Net Income per unit, Basic	$457.04	$421.05	$976.14	$2,701.99
Net Income per unit, Diluted	$433.86	$247.52	$847.84	$1,483.44

Modified EBITDA

Management uses Modified EBITDA, a non-GAAP measure, to measure the Company’s financial performance and to internally manage its business. Management believes that Modified EBITDA provides useful information to investors as a measure of comparison with peer and other companies. Modified EBITDA should not be considered an alternative to, or more meaningful than, net income or cash flow as determined in accordance with generally accepted accounting principles. Modified EBITDA calculations may vary from company to company. Accordingly, our computation of Modified EBITDA may not be comparable with a similarly-titled measure of another company. The following sets forth the reconciliation of Net Income (Loss) to Modified EBITDA for the periods indicated:

	For the three months ended		For the nine months ended
	June 30, 2015	June 30, 2014	June 30, 2015	June 30, 2014
	Unaudited	Unaudited	Unaudited	Unaudited
	in 000's	in 000's	in 000's	in 000's

Net Income	$6,091	$5,560	$13,009	$35,569
Interest expense, net	407	2,090	1,525	6,078
Depreciation	2,851	2,874	8,624	8,601
EBITDA	9,349	10,524	23,158	50,248

Unrealized Hedging (Gain) Loss	39	3,320	(1,373)	2,737
Loss from debt extinguishment	—	10,128	4,700	10,128
Change in fair value of put option liability	—	—	600	—

Modified EBITDA	$9,388	$23,972	$27,085	$63,113

Modified EBITDA per unit, basic	$704.43	$1,815.37	$2,032.34	$4,794.36

Statistical Information

Product Revenue Information
	Nine Months Ended June 30, 2015		Nine Months Ended June 30, 2014
	Amounts in 000's	% of Revenues	Amounts in 000's	% of Revenues
Denatured and undenatured Ethanol	$144,000	77.3%	$193,221	76.9%
Distiller's Grains	34,479	18.5%	49,496	19.7%
Corn Oil	6,885	3.7%	7,609	3.0%
Other	879	0.5%	989	0.4%

	Three Months Ended June 30, 2015		Three Months Ended June 30, 2014
	Amounts in 000's	% of Revenues	Amounts in 000's	% of Revenues
Denatured and undenatured Ethanol	$42,341	72.7%	$68,367	77.6%
Distiller's Grains	13,229	22.7%	16,580	18.8%
Corn Oil	2,324	4.0%	2,864	3.2%
Other	341	0.6%	347	0.4%

Summary Balance Sheets
(Dollars in thousands)

	June 30, 2015	September 30, 2014
	(unaudited)
ASSETS
Current Assets
Cash & restricted cash	$3,342	$9,571
Accounts receivable	5,264	5,993
Inventory	15,303	12,161
Other current assets	5,160	2,234
Total current assets	29,069	29,959
Net property and equipment	129,025	134,821
Other assets	2,453	2,006
Total Assets	$160,547	$166,786

LIABILITIES AND MEMBERS' EQUITY
Current Liabilities
Accounts payable, accrued expenses, and other current liabilities	$8,574	$8,680
Current maturities of notes payable	6,494	6,052
Total current liabilities	15,068	14,732
Total long term liabilities	44,915	51,172
Total members' equity	100,564	100,882
Total Liabilities and Members' Equity	$160,547	$166,786

Contact:
Brett Frevert, CFO
Southwest Iowa Renewable Energy, LLC
712.366.0392